UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	37-1530765
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-167960, 333-191743, 333-195081 and 333-197482
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Class

Item 1.    Description of Registrant’s Securities to be Registered.
The information required by this Item is included under the captions “Description of Capital Stock”, “Dividend Policy” and “Shares Eligible for Future Sale”, or similar sections, of the prospectuses included as part of the Registrant’s Registration Statements on Form S-1, Registration Nos. 333-167960, 333-191743, 333-195081 and 333-197482, in each case as amended (the “Form S-1s”), which information is incorporated herein by this reference.
Item 2.    Exhibits.
The following documents are included as exhibits to the Form S-1s, as indicated, and are incorporated herein by this reference:

1.		Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”) on November 8, 2013).

2.	(a)	Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with SEC on July 2, 2010).
	(b)	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 16, 2011).
	(c)	Certificate of Designation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 27, 2011).
	(d)	Amendment to Certificate of Designation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 27, 2011).
	(e)	Certificate of Change (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on August 1, 2012).
	(f)	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on February 15, 2013).
	(g)	Certificate of Amendment (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on April 18, 2014).
	(h)	Certificate of Withdrawal of Certificate of Designation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 29, 2015).
	(i)	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 12, 2016).
	(j)	By-Laws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the SEC on July 2, 2010).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IZEA, INC.

Date: February 25, 2016	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer

EXHIBIT INDEX
The following documents are included as exhibits to the Registrant’s Registration Statements on Form S-1, Registration Nos. 333-167960, 333-191743, 333-195081 and 333-197482, declared effective on October 8, 2010, November 8, 2013, May 14, 2014 and July 29, 2014, respectively, in each case as amended (the “Form S-1s”), as indicated, and are incorporated herein by this reference:

1.		Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”) on November 8, 2013).

2.	(a)	Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with SEC on July 2, 2010).
	(b)	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 16, 2011).
	(c)	Certificate of Designation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 27, 2011).
	(d)	Amendment to Certificate of Designation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on May 27, 2011).
	(e)	Certificate of Change (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on August 1, 2012).
	(f)	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on February 15, 2013).
	(g)	Certificate of Amendment (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on April 18, 2014).
	(h)	Certificate of Withdrawal of Certificate of Designation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 29, 2015).
	(i)	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 12, 2016).
	(j)	By-Laws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the SEC on July 2, 2010).